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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the incorporation by reference in the registration statements of Candela Corporation on Form S-8 (File Nos. 33-18932, 33-29291, 33-35091, 33-37696, 33-37697, 33-37698, 33-55596 and 33-73040) of our
 report dated August 9, 1996, on our audits of the consolidated financial statements and financial statement schedule of Candela Corporation as of June 29, 1996 and July 1, 1995, and for each of the three years in the period ended June 29, 1996, which report is included in this Annual Report on Form 10-K.

     Boston, Massachusetts                            COOPERS & LYBRAND L.L.P.
     September 26, 1996